UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

MANNING & NAPIER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35355	45-2609100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Woodcliff Drive, Fairport, New York 14450

(Address of Principal Executive Offices)

(585) 325-6880

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 31, 2022, Manning & Napier, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Callodine Midco, Inc., a Delaware corporation (“Parent”), Callodine Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent, (“Corp Merger Sub”), Callodine Merger Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Corp Merger Sub (“LLC Merger Sub” and together with Corp Merger Sub, the “Merger Subs”), and Manning & Napier Group, LLC a Delaware limited liability company (“Group LLC”).

Pursuant to the Merger Agreement, the Company will merge with and into Corp Merger Sub (the “Company Merger”), with the Company continuing as the surviving corporation, and, upon the effective time of the Company Merger (the “Company Merger Effective Time”) each share of Class A common stock, par value $0.01 per share, of the Company (the “Class A Stock”) and each share of Class B common stock, par value $0.01 per share, of the Company (the “Class B Stock” and together with the Class A Stock, the “Shares”), other than dissenting Shares or shares owned by Parent or held in the treasury of the Company, will be automatically cancelled and converted into and thereafter represent the right to receive $12.85 in cash, without interest, and subject to deduction for any required withholding tax (the “Merger Consideration”). Additionally, pursuant to the Merger Agreement, immediately following the Company Merger, Group LLC will merge with and into LLC Merger Sub (the “LLC Merger”), and upon the effective time of the LLC Merger, each limited liability company unit of Group LLC (other than units held by the Company or any of its subsidiaries) will automatically be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration (the “LLC Merger Consideration”).

At the Company Merger Effective Time, each outstanding award of restricted stock units (each, a “Company RSU”) to purchase Shares shall be cancelled and replaced with a restricted stock unit award (a “TopCo RSU”) with respect to a number of shares of common stock of TopCo that is equal to the number of Shares that were subject to such cancelled Company RSU. Except as otherwise agreed between TopCo and the holder of a replaced Company RSU, the vesting and all other terms and conditions that applied to any such replaced Company RSU shall apply to the replacement TopCo RSU; provided, that such replacement TopCo RSU shall be settled upon vesting in a combination of cash and/or shares of TopCo common stock (with the mix of cash and shares determined by Parent in its sole discretion) valued in the aggregate at (x) the number of shares of TopCo common stock underlying such TopCo RSU multiplied by (y) the Merger Consideration, with shares of TopCo common stock valued for such purpose at the then prevailing Book Value Per Share (as defined in the Merger Agreement) at the time of such settlement.

At the Company Merger Effective Time, each outstanding option to purchase Shares of Class A Stock shall be cancelled without consideration, except for certain options to be converted into options of an affiliate of Parent (“TopCo”) at closing pursuant to the terms of the Rollover Agreement (as described below).

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, and Merger Sub. The consummation of the transactions contemplated by the Merger Agreement is subject to customary conditions, including (among others): (i) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) the absence of any law that enjoins, restrains, conditions, makes illegal or otherwise prohibits the consummation of the transactions; (iii) the accuracy of the parties’ representations and warranties (subject to customary materiality qualifiers); (iv) the performance by the parties with their respective covenants, obligations and agreements under the Merger Agreement (subject to customary materiality qualifiers); (v) the adjusted assets under management and revenue run rate for consenting clients being at least 75% of the assets under management and revenue run rate, as applicable, of all clients of the Company as of March 31, 2022; and (vi) approvals from FINRA and the New Hampshire Banking Department.

Beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York City time on the May 10, 2022 (the “No-Shop Period Start Date”), the Company and its representatives have the right to (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute an acquisition proposal and (ii) engage in discussions or negotiations with any persons (and their respective representatives, including potential financing sources) with respect to any acquisition proposals. Following the expiry of the Go-Shop Period, the Company will generally be restricted from soliciting alternative acquisition proposals, and subject to certain exceptions, engaging in discussions or negotiations with respect to such proposals or providing non-public information in connection with such proposals. Promptly following the No-Shop Period Start Date, the Company will file a preliminary proxy statement and Schedule 13E-3 in connection with the solicitation of proxies for the adoption of the Merger Agreement and approval of the Company Merger.

The Merger Agreement contains certain termination rights for each of the Company and Parent upon the occurrence of certain events, including, but not limited to, (i) upon mutual written consent, (ii) if the Mergers are not consummated on or before October 1, 2022 (the “Termination Date”), which may in certain circumstances be extended to December 1, 2022, (iii) if a governmental entity shall have issued a final and nonappealable order prohibiting consummation of the transactions, and (iv) the approval of the Company’s stockholders is not obtained in accordance with the terms of the Merger Agreement.

The Company may also terminate the Merger Agreement (i) if all of Parent’s conditions to the closing have been satisfied and Parent fails to consummate the Mergers by the time the Closing was required to occur and the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate the Mergers and Parent fails to consummate the Merger within three Business Days following receipt of such written notice or (ii) in order to enter into a definitive agreement providing for a “Company Superior Proposal” (as defined in the Merger Agreement) in certain circumstances.

The Merger Agreement requires that if the Company terminates the Merger Agreement prior to the No-Shop Period Start Date with respect to a superior proposal transaction, the Company will pay to Parent a fee of $3,140,000; otherwise upon termination of the Merger Agreement, the Company will be required to pay Parent a termination fee of $8,790,000; and Parent will be required to pay the Company a termination fee of $15,070,000 (the “Parent Termination Fee”); in each case under certain specified circumstances.

If the Merger is consummated, the Company Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Financing Commitments

Parent has obtained equity and debt financing for the purpose of financing the transactions contemplated by the Merger Agreement. East Asset Management, LLC (the “Sponsor”) has committed to capitalize Parent at the closing with an aggregate equity contribution in an amount of approximately $148,997,560, subject to the terms and conditions set forth in an equity commitment letter. Wells Fargo Bank, National Association, Citizens Bank, National Association and KeyBank National Association have committed to provide debt financing to Parent for the Company Merger, the LLC Merger, and related fees and expenses as well as for the post-Closing operations of the Company in an amount of approximately $100,000,000, subject to the terms and conditions set forth in a debt commitment letter.

Limited Guarantee

Sponsor has delivered to the Company a limited guarantee which guarantee the obligations of Parent and Merger Subs with respect to the payment of the Parent Termination Fee and certain other costs and expenses, and certain reimbursement and damages obligations, subject to the terms and conditions set forth in such limited guarantee.

Support Agreements

Concurrently with the execution of the Merger Agreement, Parent and executive officers of the Company who hold Company common stock (the “Company Supporting Stockholders”) (who collectively beneficially own approximately 10% of Company common stock), entered into a support agreement (the “Support Agreement”) pursuant to which they have agreed, among other things and subject to the terms and conditions of the Support Agreement, to vote each of the shares they beneficially own as of the record date of the Company stockholders meeting held to obtain Company stockholder approval, in favor of the Merger, the approval of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated by the Merger Agreement. The obligations of the Company Supporting Shareholders under the Support Agreement will automatically terminate without any further action required by any person upon the earliest to occur of (i) the closing of the Merger, (ii) the date on which the Merger Agreement is validly terminated in accordance with its terms, (iii) the completion of the Company stockholders meeting (regardless of whether the Merger Agreement is approved or not) and (iv) written notice of the termination of the Support Agreement by Parent to the Company Supporting Stockholders.

Rollover Agreement and Employment Agreement

Concurrently with the execution of the Merger Agreement, Marc Mayer, the chairman and chief executive officer of the Company, entered into a rollover agreement with Parent, pursuant to which Mr. Mayer agreed to contribute (at the closing of the Merger) 175,902 shares of Company common stock and 500,000 options to purchase Company common stock to TopCo in exchange for equity interests and options in TopCo. Prior to the closing of the Merger, Parent and certain additional members of management may negotiate and enter into contracts providing for a rollover of all or a portion of such persons’ shares of Company common stock through their contribution of such shares to TopCo in exchange for equity interests in TopCo. In connection with the Merger Agreement, Mr. Mayer also entered into an employment agreement with Parent, effective as of the Closing (“Employment Agreement”). Pursuant to the Employment Agreement, Mr. Mayer will (i) serve as chief executive officer following the Closing, (ii) receive a base salary of $600,000 per annum, (iii) be eligible to receive a cash bonus with a target range for 2022 of between $3,000,000 to $3,500,000, and (iv) be eligible to participate in health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to satisfaction of all applicable eligibility conditions of such plans. The Employment Agreement also provides that if Mr. Mayer’s employment is terminated by the employer without cause, or if Mr. Mayer resigns for good reason, Mr. Mayer will receive cash severance in the amount of $5 million payable over the two-year period following the termination date. In addition, the Employment Agreement provides for up to 40% of each annual incentive to be deferred and paid in the form of a vested award pursuant to the Company’s deferred incentive compensation program and/or one or more employer equity instruments.

The description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference into this Current Report on Form 8-K. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual or disclosure information about the Company or the other parties to the Merger Agreement. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Merger Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the Merger Agreement and were used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Merger Agreement contains representations, warranties and covenants by the parties to the Merger Agreement, and those representations, warranties and covenants may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors. Accordingly, investors should not rely on the representations, warranties and covenants in the Merger Agreement, or any description thereof, as characterizations of the actual state of facts or conditions. Investors should review the Merger Agreement, or any descriptions thereof, not in isolation, but only in conjunction with the other information about the Company that it includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On April 1, 2022, the Company and Callodine Group, LLC issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

In connection with the proposed transaction, Manning & Napier, Inc. (the “Company”) expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://ir.manning-napier.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at http://ir.manning-napier.com.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://ir.manning-napier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials the Company may file with the SEC.

Forward-Looking Statements

This document includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated March 31, 2022, by and among, Callodine Midco, Inc., Callodine Merger Sub, Inc., Callodine Merger Sub, LLC, Manning & Napier, Inc., and Manning & Napier Group, LLC.

99.1	Joint press release of Manning & Napier, Inc. and Callodine Group, LLC, dated April 1, 2022.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2022	Manning & Napier, Inc.

	By:	/s/ Sarah C. Turner
Sarah C. Turner
Corporate Secretary